Exhibit 3.1

Prescribed by:	Expedite this Form: (Select One)
The Ohio Secretary of State	Mail Form to one of the Following:
Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	PO Box 1390
¤ Yes
Columbus, OH 43216
www.sos.state.oh.us e-mail: busserv@sos.state.oh.us	*** Requires an additional fee of $100 ***
PO Box 1329
¡ No
Columbus, OH 43216

Certificate of Amendment by

Shareholders or Members

(Domestic)

Filing Fee $50,00

  (CHECK ONLY ONE (1) BOX)

(1) Domestic for Profit	PLEASE READ INSTRUCTIONS	(2) Domestic Nonprofit
☑ Amended	☐ Amendment	☐ Amended	☐ Amendment
(122-AMAP)	(125-AMDS)	(126-AMAN)	(128-AMD)

Complete the general information in this section for the box checked above.

Name of Corporation	Pinnacle Data Systems, Inc.

Charter Number	744187

Name of Officer	Nicholas J. Tomashot

Title	Chief Financial Officer, Treasurer and Corporate Sec’y

☐ Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

☑ A meeting of the	☑ shareholders ☐ directors (nonprofit only)

☐ members was duly called and held on	January 25, 2012
(Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise 75.0 % as the voting power of the corporation

☐ In a writing signed by all of the ☐ shareholders ☐ directors (nonprofit amended articles only)
☐ members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

Clause applies if amended box is checked.

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

541	Page 1 of 2	Last Revised: May 2002

All of the following information must be completed if an amended box is checked. If an amendment box is checked, complete the areas that apply.

FIRST:	The name of the corporation is:	Pinnacle Data Systems, Inc.

SECOND:	The place in the State of Ohio where its principal office is located is in the City of:

Groveport	Franklin
(city, village or township)	(county)

THIRD:	The purposes of the corporation are as follows:
To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Ohio.

FOURTH:	The number of shares which the corporation is authorized to have outstanding is: 100
(Does not apply to box (2))

REQUIRED Must be authenticated (signed) by an authorized representative (See Instructions)	/s/ Nicholas J. Tomashot	January 30, 2012
	Authorized Representative	Date
Nicholas J. Tomashot,
(Print Name)
Chief Financial Officer, Treasurer and
Corporate Secretary

	Authorized Representative	Date

(Print Name)

541	Page 2 of 2	Last Revised: May 2002